Exhibit 10.2
Executed Version

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.
AMENDMENT No. 9 TO LETTER AGREEMENT COM0270-15
This Amendment No. 9 COM0085-26 (the "Amendment No. 9") dated as of April 9, 2026, is between Embraer S.A. ("Embraer") a corporation existing under the laws of Brazil, with its principal place of business at Avenida Brigadeiro Faria Lima, 2170, prédio F-100, Putim, in the city of São José dos Campos, State of São Paulo, Brazil, and Aircastle Holding Corporation Limited ("Buyer"), a corporation existing under the laws of the Government of Bermuda, with address at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda, collectively referred to herein as the “Parties”, and constitutes an amendment and modification to Letter Agreement COM0271-15 dated June 12, 2015 as amended from time to time (the "Letter Agreement").
All capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Letter Agreement and in case of any conflict between this Amendment No. 9 and the Letter Agreement, this Amendment No. 9 shall control.
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NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged by the Parties, Embraer and Buyer agree as follows:
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2. REINSTATEMENT OF LETTER AGREEMENT
All other provisions and conditions of the referenced Letter Agreement, as well as its related Attachments, which are not specifically modified by this Amendment No. 9 shall remain in full force and effect without any change.
3. COUNTERPARTS
This Amendment No. 9 may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.
The Parties hereto acknowledge and agree that this Amendment No. 9 may be executed electronically, including through Docusign or another trusted digital signatures systems mutually agreed between the Parties. Any such digital signatures will have the same force and effect and be as legal and binding as manually executed, wet ink original signatures of the respective Parties. If requested by the other Party, the originals duly signed shall follow by an internationally recognized courier.
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IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 9 to be effective as of the date first written above.

EMBRAER S.A.	AIRCASTLE HOLDING CORPORATION LIMITED
By /s/ Marcelo Santiago Name: Marcelo Santiago Title: Vice President Contracts & Asset Management	By /s/ Dane Silverman Name: Dane Silverman Title: Chief Accounting Officer
By /s/ Marc Thomas Ahlgrimm Name: Marc Thomas Ahlgrimm Title: Director, Contracts Administration
Place: São José dos Campos, SP	Place: USA